UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 31, 2008

Duff & Phelps Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33693	20-8893559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 871-2000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 31, 2008, Duff & Phelps, LLC (the “Borrower”), Duff & Phelps Acquisitions, LLC, as one of the guarantors, the persons designated as “Lenders” thereto and General Electric Capital Corporation, in its capacity as Administrative Agent entered into Amendment No. 8 (“Amendment No. 8”) to the Credit Agreement, dated as of September 30, 2005 (as amended by Amendment No. 1, dated as of June 14, 2006, Amendment No. 2, dated as of October 31, 2006, Amendment No. 5, dated as of August 31, 2007, and Amendment No. 7, dated as of October 4, 2007, and subject to a Consent and Waiver No. 3, dated as of October 31, 2006, Waiver No. 4, dated as of March 30, 2007, and Waiver No. 6, dated as of September 25, 2007, the “Credit Agreement”). Under Amendment No. 8, the Credit Agreement was amended, among other things, to (i) provide that financial covenants be tested at Duff & Phelps Corporation rather than the Borrower; (ii) provide that the financial statement reporting covenants may be satisfied by providing consolidated financial statements of Duff & Phelps Corporation rather than those of Duff & Phelps Acquisitions, LLC; and (iii) restrict Duff & Phelps Corporation to specific activities consistent with its role as the sole managing member of Duff & Phelps Acquisitions, LLC and as a publicly traded corporation.

The Company is filing Amendment No. 8 to the Credit Agreement as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

10.1 Amendment No. 8, dated as of January 31, 2008, to the Credit Agreement, dated as of September 30, 2005, by and among Duff & Phelps, LLC, Duff & Phelps Acquisitions, LLC, the persons designated as “Lenders” thereto and General Electric Capital Corporation, in its capacity as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUFF & PHELPS CORPORATION

By: /s/ Edward S. Forman
Name:	Edward S. Forman
Title:	Executive Vice President, General Counsel and Secretary

Dated: January 31, 2007

DUFF & PHELPS CORPORATION
CURRENT REPORT ON FORM 8-K
Report dated January 31, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amendment No. 8, dated as of January 31, 2008, to the Credit Agreement, dated as of September 30, 2005, by and among Duff & Phelps, LLC, Duff & Phelps Acquisitions, LLC, the persons designated as “Lenders” thereto and General Electric Capital Corporation, in its capacity as Administrative Agent.